Exhibit 99.1
The Home Depot Announces Third Quarter Results;
Reaffirms Fiscal 2022 Guidance

ATLANTA, Nov. 15, 2022 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $38.9 billion for the third quarter of fiscal 2022, an increase of $2.1 billion, or 5.6 percent from the third quarter of fiscal 2021. Comparable sales for the third quarter of fiscal 2022 increased 4.3 percent, and comparable sales in the U.S. increased 4.5 percent.

Net earnings for the third quarter of fiscal 2022 were $4.3 billion, or $4.24 per diluted share, compared with net earnings of $4.1 billion, or $3.92 per diluted share, in the same period of fiscal 2021, representing an 8.2 percent increase in diluted earnings per share.

“We delivered another solid performance in the third quarter, driven by strength in project-related categories across the business,” said Ted Decker, chair, president and CEO. “Our team has done a fantastic job serving our customers while continuing to navigate a challenging and dynamic environment. I would like to thank them and our many partners for their hard work and dedication to our customers.”

Fiscal 2022 Guidance

The Company reaffirmed fiscal 2022 guidance of:

•Comparable sales growth of approximately 3.0 percent
•Operating margin of approximately 15.4 percent
•Net interest expense of approximately $1.6 billion
•Tax rate of approximately 24.6 percent
•Diluted earnings-per-share-percent-growth to be mid-single digits

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the third quarter, the Company operated a total of 2,319 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs approximately 500,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the impact of the COVID-19 pandemic and the related recovery on our business, results of operations, cash flows and financial condition (which, among other things, may affect many of the items listed below); the demand for our products and services; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans and consumer credit; impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; international trade disputes, natural disasters, climate change, public health issues (including pandemics and quarantines, related shut-downs and other governmental orders, and similar restrictions, as well as subsequent re-openings), cybersecurity events, military conflicts or acts of war, and other business interruptions that could disrupt operation of our stores, distribution centers and other facilities, our ability to operate or access communications, financial or banking systems, or supply or delivery of, or demand for, the Company’s products or services; our ability to meet environmental, social and governance (ESG) goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation, including compliance with related settlements; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2022 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of those acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 30, 2022 and also may be described from time to time in future reports we file with the Securities and Exchange Commission (SEC). There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the SEC and in our other public statements.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Nine Months Ended
in millions, except per share data	October 30, 2022	October 31, 2021	% Change	October 30, 2022	October 31, 2021	% Change
Net sales	$38,872	$36,820	5.6%	$121,572	$115,438	5.3%
Cost of sales	25,648	24,257	5.7	80,720	76,468	5.6
Gross profit	13,224	12,563	5.3	40,852	38,970	4.8
Operating expenses:
Selling, general and administrative	6,468	6,168	4.9	19,735	18,975	4.0
Depreciation and amortization	608	600	1.3	1,830	1,780	2.8
Total operating expenses	7,076	6,768	4.6	21,565	20,755	3.9
Operating income	6,148	5,795	6.1	19,287	18,215	5.9
Interest and other (income) expense:
Interest income and other, net	(7)	(15)	(53.3)	(12)	(26)	(53.8)
Interest expense	413	341	21.1	1,166	1,006	15.9
Interest and other, net	406	326	24.5	1,154	980	17.8
Earnings before provision for income taxes	5,742	5,469	5.0	18,133	17,235	5.2
Provision for income taxes	1,403	1,340	4.7	4,390	4,154	5.7
Net earnings	$4,339	$4,129	5.1%	$13,743	$13,081	5.1%

Basic weighted average common shares	1,020	1,049	(2.8)%	1,024	1,059	(3.3)%
Basic earnings per share	$4.25	$3.94	7.9	$13.42	$12.35	8.7

Diluted weighted average common shares	1,023	1,053	(2.8)%	1,028	1,063	(3.3)%
Diluted earnings per share	$4.24	$3.92	8.2	$13.37	$12.31	8.6

	Three Months Ended			Nine Months Ended
Selected Sales Data (1)	October 30, 2022	October 31, 2021	% Change	October 30, 2022	October 31, 2021	% Change
Customer transactions (in millions)	409.8	428.2	(4.3)%	1,287.9	1,357.2	(5.1)%
Average ticket	$89.67	$82.38	8.8	$90.45	$82.43	9.7
Sales per retail square foot	$618.50	$587.28	5.3	$646.81	$615.98	5.0
 —————
(1)Selected Sales Data does not include results for HD Supply.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	October 30, 2022	October 31, 2021	January 30, 2022
Assets
Current assets:
Cash and cash equivalents	$2,462	$5,067	$2,343
Receivables, net	3,732	3,533	3,426
Merchandise inventories	25,719	20,582	22,068
Other current assets	1,768	1,284	1,218
Total current assets	33,681	30,466	29,055
Net property and equipment	25,240	24,935	25,199
Operating lease right-of-use assets	6,523	5,903	5,968
Goodwill	7,434	7,445	7,449
Other assets	3,988	4,282	4,205
Total assets	$76,866	$73,031	$71,876

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$—	$—	$1,035
Accounts payable	12,402	13,375	13,462
Accrued salaries and related expenses	1,934	2,028	2,426
Current installments of long-term debt	1,224	2,436	2,447
Current operating lease liabilities	942	827	830
Other current liabilities	7,778	8,237	8,493
Total current liabilities	24,280	26,903	28,693
Long-term debt, excluding current installments	41,740	36,712	36,604
Long-term operating lease liabilities	5,807	5,290	5,353
Other long-term liabilities	3,741	3,091	2,922
Total liabilities	75,568	71,996	73,572
Total stockholders’ equity (deficit)	1,298	1,035	(1,696)
Total liabilities and stockholders’ equity	$76,866	$73,031	$71,876

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
in millions	October 30, 2022	October 31, 2021
Cash Flows from Operating Activities:
Net earnings	$13,743	$13,081
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	2,216	2,128
Stock-based compensation expense	286	312
Changes in working capital	(6,579)	(2,199)
Changes in deferred income taxes	129	(73)
Other operating activities	226	137
Net cash provided by operating activities	10,021	13,386

Cash Flows from Investing Activities:
Capital expenditures	(2,216)	(1,737)
Payments for businesses acquired, net	—	(416)
Other investing activities	(29)	21
Net cash used in investing activities	(2,245)	(2,132)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	(1,035)	—
Proceeds from long-term debt, net of discounts	6,942	2,979
Repayments of long-term debt	(2,423)	(1,480)
Repurchases of common stock	(5,136)	(10,374)
Proceeds from sales of common stock	146	190
Cash dividends	(5,856)	(5,264)
Other financing activities	(185)	(160)
Net cash used in financing activities	(7,547)	(14,109)
Change in cash and cash equivalents	229	(2,855)
Effect of exchange rate changes on cash and cash equivalents	(110)	27
Cash and cash equivalents at beginning of period	2,343	7,895
Cash and cash equivalents at end of period	$2,462	$5,067